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[This page appears on KPMG Peat Marwick LLP Letterhead]
                                                                 Exhibit 24.1



                           ACCOUNTANTS' CONSENT


We consent to the use of our report dated June 20, 1995 included in the Vons Personal Choice Profit Sharing Plan Form 11-K incorporated by reference in the Registration Statement on Form S-8 and the related Prospectus pertaining to the Vons Personal Choice Profit Sharing Plan.


/s/ KPMG Peat Marwick LLP

June 20, 1995